UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 13, 2011, eDiets.com, Inc. (the “Company”) received notice that the NASDAQ Listing Qualifications Panel (the “Panel”) has determined to grant the Company’s request for continued listing. The Panel decision allows the Company’s common stock to remain listed on The NASDAQ Capital Market through November 30, 2011, pending the Company’s demonstration of compliance with the NASDAQ listing requirement of $2.5 million in stockholders’ equity.

There can, however, be no assurance that the Company will be able to demonstrate compliance by the Panel deadline or that the Panel will grant the Company a further extension in the event compliance is not achieved by November 30, 2011.

A copy of the press release by the Company announcing its receipt of the Panel’s determination is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

As described in Item 3.01 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report.

Exhibit No.	Description

99.1	Press release issued by eDiets.com, Inc. on October 14, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.
By:	/s/ Kevin N. McGrath
Kevin N. McGrath
Chief Executive Officer and President

Date: October 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by eDiets.com, Inc. on October 14, 2011.